Exhibit 4.5


                                     BETWEEN
                                     -------

Mrs. Varsha Madhukar Khanwalkar

Age:Adult, Occ: Business, R/at:,Hanuman Nagar ,Near Vidya Sahakari Bank,Off

Senapati Bapat Road,Pune - 411 016.

Mr.Varun Madhukar Khanwalkar

Age:Adult, Occ: Business, R/at:,Hanuman Nagar ,Near Vidya Sahakari Bank,Off

Senapati Bapat Road,Pune - 411 016.

Hereinafter referred to as "THE LICENSORS " (which expression unless repugnant to the context or meaning thereof shall mean and include present developer their successors, executors, administrators & assigns)
                                                ... Party of the First Part;

                                       AND

M/S. CASH TECH SOLUTIONS INDIA PVT. LTD. THE LICENSEE A Company incorporated under the Companies Act, 1956 and having its registered office at 82, Arthur Villa, Gaothan Lane No.1, Andheri Mumbai-400 058 and Pune Office at "PRIDE PARMAR GALAXY" CTS No. 10 + 10/A, Cannought Road, Pune-411 001.
hereinafter called "THE LICENSEE" (which expression unless repugnant to the context or meaning thereof shall mean and include its director/s successors and assigns)
                                                ... Party of the Second Part;

WHEREAS the party of the first part are the "LICENSORS" of and are, in pursuance of one of the objectives of its business, letting on rent the unit bearing No. 204 admeasuring a super built up area of 3760 sq.ft.. Situated on Second floor, in the building popularly known as "PRIDE PARMAR GALAXY" constructed over CTS No. 10 + 10/A, Cannought Road, Pune-411 001,.

(Hereinafter referred to as the "said unit " and more particularly described in the Schedule written hereunder.)

AND WHEREAS "THE LICENSEE" has approached "THE LICENSORS" for availing the services provided by them to lease the said unit.

AND WHEREAS in lieu of the discussions held between the parties, the parties herein have decided to execute these presents on the following terms and conditions.

NOW THEREFORE IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS UNDER :

1. "THE LICENSEE" shall be entitled to avail facilities and services made available by "THE LICENSORS " in the said unit viz. use of office areas, standby recourse to electricity from a Diesel Generating set and Air-conditioner, fixtures and fittings with telephone and internet connectivity up to the said unit (hereinafter referred to as the SERVICES) for 33 months starting from 1st October 2004 & can further extend the agreement on mutual understanding.

"THE LICENSORS " shall provide the D.G. Set, which has got the sufficient power to meet the requirement of the said unit (including A.C. load) as indicated in para 6.

2. "THE LICENSEE" shall pay to "THE LICENSORS " the basic monthly charges in the sum of 50:50( viz. 50% to Mrs. Varsha Khanwalkar & 50% to Mr.Varun Khanwalkar) the sum of Rs. 1,20,320/- ( One lakh twenty thousand three hundred twenty rupees only) payable in advance on or before 10th of every respective month mentioned hereinbefore (subject to TDS) for availing the SERVICES of the said Lease agreement with effect from 1st October 2004

3. "THE LICENSEE" during the Term of the Agreement, shall pay to "THE LICENSORS ..an interest free Security Deposit of Rs.7,20,000, /-( Seven lakh twenty thousand only). in the ratio of 50:50( viz. 50% to Mrs. Varsha Khanwalkar & 50% to Mr.Varun Khanwalkar) THE

LICENSEE has already paid an amount,ofRs3,60,000/- each by vide Ch. Nos. 876953, & 876954 dt. 19/10/2004, drawn on Bank, ICICI Bank, Shivaji-Nagar branch at the time of execution of this agreement This interest free security deposit shall be refunded to "THE LICENSEE" after settling electricity, telephone bills and call charges or other dues, payments or charges payable by the "THE LICENSEE" under this agreement including any cost of repairs or replacements occasioned due to any damage to the "SAID UNIT" (including all "equipments, fixtures and fittings provided therein), if any, or on the termination of this Agreement and discontinuation of the availing of the services by "THE LICENSEE"

4. It is hereby agreed by and between the parties that there shall be an escalation in the monthly charges @ 15% on l5th Nov. 2006, whereas there shall be no escalation in the interest free Security Deposit paid by the "THE LICENSEE" to "THE LICENSORS".

5. The agreed service charges include P.M.C. taxes, parking charges (for 4 Four wheelers and 16 Two wheelers as per the parking plan annexed hereto) and 100% Generator back up and maintenance, repairs, housekeeping of common areas and common security.

6. "THE LICENSORS" will install the Air Conditioning system having air cool ductable type branded A.C. which will be commissioned and tested to meet the requirements of THE LICENSEE. The system will ensure 23 (degree) C + or - 1 ambient temperature to cater about 69 persons and equal no. of PCs,&50 servers and related IT structure. Separate 2TR AC will be provided for the server area. The maintenance of the AC (AMC) will be born by "THE LICENSEE."

7. "THE LICENSEE" shall, during the Term of the Agreement, pay all actual charges for electricity consumed by "THE LICENSEE" payable in respect of the "SAID UNIT" by paying the bills raised by the MSEB on or before the due date indicated in such bills. However, "THE

LICENSEE, upon payment of each such bill shall immediately submit a copy thereof to "THE LICENSORS" for its record.

8. The fixed monthly maintenance charges payable in respect of the SAID UNIT shall be borne by THE LICENSORS. These monthly maintenance charges include common area maintenance, repairs, lighting, security and house keeping of common areas. THE LICENSORS will also ensure to undertake all maintenance, lighting, security etc as aforesaid until the society or common organization is formed. Further all expenses in respect of formation of common organization shall be borne by THE LICENSORS.

9. "THE LICENSEE" shall pay the charges for actual utilization of the fax and Xerox facility, etc. if required by "THE LICENSEE", the charges thereof shall be at extra cost to THE LICENSEE as may be levied by "THE LICENSORS" from time to time.

10. "THE LICENSORS " shall at extra cost, provide Reception and Operator Facility for the SAID UNIT, as and when required by "THE LICENSEE".

11. "THE LICENSEE", while availing the SERVICES, shall use the SAID UNIT including fixtures, fittings, equipment's therein with due care and caution and shall keep the same in good order and condition and shall compensate "THE LICENSORS " for any damages caused to the same other than normal wear and tear.

12. The layout approved by "THE LICENSEE" and " THE LICENSORS" shall be binding and final on both the parities. "THE LICENSEE" undertakes not to cut or remove any of the valves, ceilings, girders, roofs, floors of the SAID UNIT in order to make any structural additions or alterations to the SAID UNIT without written consent of "THE LICENSORS". Any changes according to approved lay out in the said unit (including toilet and pantry areas) prior to the occupation would be undertaken by" THE LICENSORS" at their own cost.

13. Termination:

(a) It is hereby agreed between the parties that in case "THE LICENSEE" commits default in payment of the monthly charges to "THE LICENSORS ", electricity charges to MSEB or causes any damage to the furniture, fixtures, fittings and equipment's within the SAID UNIT or defaults in payment of other dues under this Agreement, for a continuous period of 90 days or fails to comply with its covenants as mentioned herein, "THE LICENSORS " shall be entitled to terminate this Agreement by giving 30 days written notice to "THE LICENSEE," and on such termination/revocation being made, "THE LICENSEE" shall, within 30 days from the date of the receipt of the notice of such termination/revocation pay all the outstanding amount and remove all articles and things belonging to it from the SAID UNIIT and stop availing the SERVICES. If "THE LICENSEE" fails to comply with any of such notice or fails to remove articles and things belonging to it or lying and being in the SAID UNIT and also remove itself there from, "THE LICENSORS " shall, without being in any manner liable for any liability/damage or loss that may be caused, be permitted to remove the same and put their lock upon the SAID UNIT or otherwise induct any other person therein for availing the SERVICES or for any other purpose as may be deemed fit and proper by "THE LICENSORS".

(b) "THE LICENSEE" may terminate this Agreement only by giving six months prior written notice subject to 33 months lock-in period from both the parties. "THE LICENSORS shall not give any such notice for termination in lock in period.

(c) In the event where THE LICENSEE does not relinquish its use of the SAID UNIT on the expiry of the Term of the Agreement or its earlier termination notice period mentioned in (a) or (b) above, without prejudice to the rights otherwise available to "THE LICENSORS" or obligations of THE LICENSEE to make various additional payments in pursuance hereof, THE

LICENSEE shall be liable to pay double the amount of the monthly service charges payable in pursuance hereof during the period of such unlawful use of the SAID UNIT and availing of the SERVICES in lock -in period of 33 months applicable for the agreement.

14. Nothing herein contained shall be construed as creating any right, interest, easement, and tenancy in favour of "THE LICENSEE" in or over or upon the SAID UNIT other than the permissive right of availing the SERVICES hereby granted in this agreement.

15. "THE LICENSOR" shall pay the Municipal property tax in respect of the "SAID UNIT".

16. "THE LICENSEE" shall not store or keep in the SAID UNIT any articles or goods which may expose the SAID UNIT to undue danger of fire or any articles or goods of any objectionable or hazardous nature or the storing of which is likely to result in the enhancement of the insurance premium in respect of the SAID UNIT.

17. It will be the responsibility of " THE LICENSORS" to keep insured the said unit against the risk of fire, earthquakes etc. during the Term of the Agreement and, as such, it shall bear the cost of the insurance premium in respect of the SAID UNIT, EXCLUDING the furniture, computers, other articles and goods etc. brought by THE LICENSEE in the said unit for its own use and occupation.

18. It will be the responsibility of "THE LICENSORS" to provide sufficient water supply and M.S.E.B. power supply to the said unit as required and indicated in Para 6. "THE LICENSORS" shall provide all the facilities and amenities to THE LICENSEE listed in Annexure -II in this agreement.

19. If any person/s, during the Term of the Agreement, suffer/s any damage, injury or loss due to any act, deed or thing done by THE LICENSEE or due to any failure or neglect of THE

LICENSEE caused or occasioned out of and in the course of availing the SERVICES, "THE LICENSORS" shall not be responsible in respect of any such damage, injury or loss.

20. THE LICENSEE shall not assign its rights under this agreement to any other person without the written consent of "THE LICENSORS". The activities that may be carried on by THE LICENSEE shall be restricted to those that correspond to its own business which shall be carried out in a lawful manner and in any event, THE LICENSEE shall not carry on any business or activity which could be construed as illegal or might contravene with any law, rules, regulations of any government or otherwise, which might constitute any disturbance, nuisance or annoyance to others.

21. THE LICENSORS shall also ensure through the Promoters and Developers starting of a cafeteria on the top terrace of the said building. THE LICENSEE & its staff members will be entitled to avail the services on first come first served basis. The food services to be availed by the staff members will be on direct payment basis to the Cafeteria.

22. THE LICENSEE shall, while availing the SERVICES, at its cost and expense, maintain and keep the SAID UNIT in good conditions and repair.

23. The expenses for the common areas in the said building such as electricity charges, D.G. Backup (running & maintenance charges for common areas) shall be borne by the society or common organisation (on formation of the same).

24. Neither party hereto shall be liable for any breach or non performance of any of the covenants and agreements on its part resulting from or caused by reason of on account of any circumstances beyond its control including expressly (but without prejudice to the generality of the foregoing) war, strike or lock-outs of workmen, riots or civil commotion, rule, regulation or legislation of Government, Act of God, enemies of State or any inevitable accident.

25. THE LICENSORS shall be entitled to sell, transfer the SAID UNIT to any prospective purchaser and in such case the prospective purchaser shall abide by the terms and conditions of this agreement.

26. "THE LICENSEE" shall strictly follow the rules and regulations of the "COMMON ORGANISATION" on its formation.

27. "THE LICENSORS " shall arrange to provide a connection to a common DG set to be maintained and operated by the said "COMMON ORGANIZATION" provided that the running charges shall be borne by the "THE LICENSEE". The D.G. Set running charges shall be calculated on the basis of the carpet area of the unit held by each user/occupant in the said building. (Diesel, maintenance of D.G. set & operator)

28. Any dispute arising out of this Agreement or by and between the parties to this Agreement shall be referred to a Sole Arbitrator in accordance with the Arbitration and Conciliation Act, 1996 and amendments thereof. The proceedings of Arbitration shall be held in Pune in English.

29. THE LICENSOR shall pay a stamp duty and registration charges as applicable for same for the said unit.

                                  Annexure -II

1) Flooring:               16" x 16" Ceramic tiles on the entire floor.

2) Electrical work:        Supply unto the Distribution box will be given

3) False Ceiling:          Gypsum board false ceiling will be provided

4) Power back up:          100% power back up will be provided to run ACs PCs,
                           Servers etc.. The consumables and diesel Cost for which shall be borne by THE LICENSEE. (Direct supply of power from HT line with distribution board and separate meters for the said unit.)

5) Air-conditioning:       The Air conditioning will be installed. The
                           Maintenance of the AC (AMC) will be borne by the User. (A/C should cater 69 personnel & equal number of PCs., 50 servers and should maintain 23(degree) C
                           + or -1 ambient Temp.)

6) Pantry:                 one pantries with a kitchen platform and a Provision
                           for Aqua-Guard water connection will be Provided.

7) Toilet Blocks:          One set of gents and ladies toilet adjoining the
                           Office area with adequate water connections, Standard equipment like mirrors, soap Dispensers, toilet paper/hand towel holders etc.

8) Telephone and Internet connectivity up to the said unit.

9) Water supply:           24 hours water supply

10) Designated secure parking facilities for 4 four -wheeler and 16 two wheelers will be provided (according attached layout for the same).

11) Adequate fire warning alarm and protection systems will be provided in all common areas.

12) Elevators- Two nos of 13 passengers capacity each.

IN WITNESS WHEREOF the parties hereto have executed this Leave and licence agreement (in duplicate) the day and year first herein above written.

Signed, sealed and delivered by the
Parties in the presence of

                                               Mrs. Varsha Madhukar Khanwalkar



                                                 Mr. Varun Madhukar Khanwalkar

                                                       Party of the first Part

                                                                 THE LICENSORS


                                        For Cash Tech Solutions India Pvt. Ltd.



                                                                 Mr. R.N. Iyer

                                                             Managing Director

                                                      Party of the Second Part.

                                                                  THE LICENCEE


Witnesses:

1. Sign
   Name
   Address.


2. Sign
   Name
   Address

                                     BETWEEN

Shri Suresh Premchand Jain,
Age:  53 Years, Occupation: Business,
R/at: 501/601, B-Walkeshwar,
OM Vikas Co-operative Housing society Ltd,
105/107, Walkeshwar Road,
Mumbai- 6

Hereinafter referred to as "THE OWNER" (which expression unless repugnant to the context or meaning thereof shall mean and include its successors and assigns)

                                               ...      Party of the First Part;

                                       AND

M/S. CASH TECH SOLUTIONS INDIA PVT. LTD.

a Company incorporated under the Companies Act, 1956 and having its registered office at 82, Arthur Villa, Gaothan Lane No. 1, Andheri Mumbai-400 058 and Pune Office at Ganesh Bhavan, British Council Library Lane, Fergusson College Road, Shivaji Nagar, Pune-411 004

hereinafter called "THE USER" (which expression unless repugnant to the context or meaning thereof shall mean and include its director/s successors and assigns)

                                               ...     Party of the Second Part;

WHEREAS "THE OWNER" has purchased office no. 201 and 202 from M/s. Trade Centre Developers & Builders (P) ltd and M/s. Expert Properties Pvt. Ltd. On 19th January 2004 and one of the objective of his business is running a Business Centre in the Unit/Office Nos. 201, & 202 totally admeasuring a built up area of 4245 sq ft ie 394 37 Sq mtrs which is inclusive of the proportionate share in the common passage, staircase, landing, lift etc (subject to fluctuation of not more than 3%) both units situated on Second floor, in Wing C and E ,along with Four covered car parking in Wing No. C and E situated in the building popularly known as "PRIDE PARMAR GALAXY" constructed over CTS No. 10 + 10/A, Cannought Road, Pune-411 001,

(hereinafter referred to as the "said unit " and more particularly described in the Schedule written hereunder.)

AND WHEREAS "THE USER" has approached "THE OWNER" for availing the services provied by them in the Business Centre within the said unit.

AND WHEREAS in lieu of the discussions held between the parties, the parties herein have decided to execute these presents on the following terms and conditions.

NOW THEREFORE IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS UNDER :

1. "THE USER" shall be entitled to avail facilities and services of a Business Centre made available by "THE OWNER" in the said unit viz. use of office areas, standby recourse to electricity from a Diesel Generating set and Air-conditioner, fixtures and fittings with telephone and internet connectivity upto the said unit (hereinafter referred to as the SERVICES) for 36 months starting from 01/04/2004.
      The Owner shall provide through the common organization the D.G. Set which has got the sufficient power to meet the requirement of the said unit (including A.C. load ) as indicated in para 6.

2. "THE USER" shall pay to ""THE OWNER"" basic monthly service charges in the sum of Rs. 1,36,000 /- (Rupees One Lac Thirty Six Thousand only) payable in advance on or before 10th of every respective month (subject to TDS) for availing the SERVICES of the said Business Centre with effect from 1st April '2004 .

3. "THE USER" during the Term of the Agreement, shall pay to" THE OWNER" an interest free Security Deposit of Rs. 8,16,000/- (Rupees Eight lacs Sixteen Thousand only) which "THE USER" has already paid by vide cheque no. ____________________ dtd. ______________ drawn on ______________
      Bank Ltd. This interest free security deposit shall be refunded to the user after settling electricity, telephone bills and call charges or other dues, payments or charges payable by the USER under this agreement including any cost of repairs or replacements occasioned due to any damage to the "SAID UNIT" (including all equipments, fixtures and fittings provided therein), if any, or on the termination of this Agreement and discontinuation of the availing of the services by "THE USER".

4. It is hereby agreed by and between the parties that there shall be an escalation in the service charges @ 15 % after expiry of every 36 months from the date of execution of this agreement, whereas there shall be no escalation in the interest free Security Deposit paid by the User to" THE OWNER".

5. The agreed service charges include P.M.C. taxes, parking charges (for 4 Four wheelers & 10 Two wheelers as per the parking plan annexed hereto ) and 100% Generator back up and maintenance, repairs, housekeeping of common areas and common security.

6. "THE OWNER" will install the Air Conditioning system having air cool ductable type branded A.C. which will be commissioned and tested to meet the requirements of the user. (to cater about 108 persons and equal no. of PCs. and related IT structure. The system will ensure 23(Degree) C + or -1 ambient Temp.) The maintenance of A/C (AMC) will be borne by " THE USER".

7. "THE USER" shall, during the Term of the Agreement, pay all actual charges for electricity consumed by "THE USER" payable in respect of the SAID UNIT by paying the bills raised by the MSEB on or before the due date indicated in such bills. However, "THE USER, upon payment of each such bill shall immediately submit a copy thereof to "THE OWNER " for its record.

8. The fixed monthly maintenance charges payable in respect of the "SAID UNIT" shall be borne by " THE OWNER". These monthly maintenance charges include common area maintenance, repairs, lighting, security and housekeeping of common areas. " THE OWNER" also will ensure to undertake all the maintainance lighting, security etc. as aforesaid until the society or any common organization is formed. Further, all the expenses in respect of formation of the Common Organization shall be borne by" THE OWNER".

9. "THE USER" shall pay the charges for actual utilization of the fax and Xerox facility, etc. if required by THE USER, the charges thereof shall be at extra cost to the USER as may be levied by "THE OWNER " from time to time.

10. "THE OWNER "shall, at extra cost, provide Reception and Operator Facility for the SAID UNIT, as and when required by "THE USER".

11. "THE USER", while availing the SERVICES, shall use the SAID UNIT including fixtures, fittings, equipment's therein with due care and caution and shall keep the same in good order and condition and shall compensate "THE OWNER " for any damages caused to the same other than normal wear and tear.

12. The layout approved by "THE USER" and " THE OWNER" shall be binding and final on both the parties. "THE USER" undertakes not to cut or remove any of the valves, ceilings, girders, roofs, floors of the SAID UNIT in order to make any structural additions or alterations to the SAID UNIT without written consent of "THE OWNER." Any changes according to approved lay out in the said unit (including toilet and pantry areas) prior to the occupation would be undertaken by" THE OWNER" at their own cost.

13.   Termination :

   (a) It is hereby agreed between the parties that in case "THE USER" commits default in payment of the monthly service charges to "THE OWNER ", electricity charges to MSEB or causes any damage to the furniture, fixtures, fittings and equipment's within the SAID UNIT or defaults in payment of other dues under this Agreement, for a continuous period of 90 days or fails to comply with its covenants as mentioned herein, " The Owner" shall be entitled to terminate this agreement by giving 30 day written notice to "THE USER" and on such termination/revocation being made, "THE USER" shall, within 30 days from the date of the receipt of the notice of such termination/revocation pay all the outstanding amount and remove all articles and things belonging to it from the SAID UNIT and stop availing the SERVICES. If "THE USER" fails to comply with any of such notice or fails to remove articles and things belonging to it or lying and being in the SAID UNIT and also remove itself there from, "THE OWNER " shall, without being in any manner liable for any liability/damage or loss that may be caused, be permitted to remove the same and put their lock upon the SAID UNIT or otherwise induct any other person therein for availing the SERVICES or for any other purpose as may be deemed fit and proper by "THE OWNER ".

   (b) This Agreement may be terminated by "THE USER" only by giving six months prior written notice subject to 36 months lock-in period from both the parties. "THE OWNER " shall not give such notice for termination in lock- in period.

   (c) In the event where the USER does not relinquish its use of the SAID UNIT on the expiry of the Term of the Agreement or its earlier termination notice period mentioned in (a) or (b) above, without prejudice to the rights otherwise available to "THE OWNER " or obligations of the USER to make various additional payments in pursuance hereof, the USER shall be liable to pay double the amount of the monthly service charges payable in pursuance hereof during the period of such unlawful use of the SAID UNIT and availing of the SERVICES in lock -in period of 36 months applicable for the agreement.

14. Nothing herein contained shall be construed as creating any right, interest, easement, tenancy in favor of "THE USER" in or over or upon the SAID UNIT other than the permissive right of availing the SERVICES hereby granted in this agreement.

15. "THE OWNER " shall pay the Municipal property tax in respect of the "SAID UNIT".

16. "THE USER" shall not store or keep in the SAID UNIT any articles or goods which may expose the SAID UNIT to undue danger of fire or any articles or goods of any objectionable or hazardous nature or the storing of which is likely to result in the enhancement of the insurance premium in respect of the SAID UNIT.

17. It will be the responsibility of " THE OWNER" to keep insured the said unit against the risk of fire, earthquakes etc. during the Term of the Agreement and, as such, it shall bear the cost of the insurance premium in respect of the SAID UNIT, EXCLUDING the furniture, computers, other articles and goods etc. brought by the user in the said unit for its own use and occupation.

18. It shall be the responsibility of" THE OWNER" to provide sufficient water supply and M.S.E.B. power supply to the said unit as required. The Owner shall provide all the facilities and amenities to "The User" listed in Annexure - II, in the agreement before 1st April 2004.

19. If any person/s, during the Term of the Agreement, suffer/s any damage, injury or loss due to any act, deed or thing done by the USER or due to any failure or neglect of the USER caused or occasioned out of and in the course of availing the SERVICES, "THE OWNER" shall not be responsible in respect of any such damage, injury or loss.

20. The USER shall not assign its rights under this agreement to any other person without the written consent of "THE OWNER ". The activities that may be carried on by the USER shall be restricted to those that correspond to its own business which shall be carried out in a lawful manner and in any event, the USER shall not carry on any business or activity which could be construed as illegal or might contravene with any law, rules, regulations of any government or otherwise, which might constitute any disturbance, nuisance or annoyance to others.

21. The USER shall, while availing the SERVICES, at its cost and expense, maintain and keep the SAID UNIT in good conditions and repair.

22. The expenses for the common areas in the said building such as electricity charges, D.G. Backup (running & maintenance charges for common areas) shall be borne by the society or common organisation (on formation of the same).

23. Neither party hereto shall be liable for any breach or non performance of any of the covenants and agreements on its part resulting from or caused by reason of on account of any circumstances beyond its control including expressly (but without prejudice to the generality of the foregoing) war, strike or lock-outs of workmen, riots or civil commotion, rule, regulation or legislation of Government, Act of God, enemies of State or any inevitable accident.

24. "THE USER" shall strictly follow the rules and regulations of the "COMMON ORGANISATION" on its formation.

25. "THE OWNER " shall arrange to provide a connection to a common DG set to be maintained and operated by the said "COMMON ORGANIZATION" provided that the running charges shall be borne by the "THE USER". The D.G. Set running charges shall be calculated on the basis of the carpet area of the unit held by each user/occupant in the said building. (Diesel, maintenance of D.G. set & operator ).

26. Any dispute arising out of this Agreement or by and between the parties to this Agreement shall be referred to a Sole Arbitrator in accordance with the Arbitration and Conciliation Act, 1996 and amendments thereof. The proceedings of Arbitration shall be held in Pune in English.

27. The User shall pay a stamp duty and registration charges as applicable for same for the said unit.

29. The owner shall ensure through the Promoters and Builders, M/s. Trade Centre Developers & Builders Pvt. Ltd. And M/s. Expert Properties Pvt. Ltd, commissioning of a cafeteria on the top terrace of the building from 1st April 2004. The user and its staff members will be entitled to avail the services on first come first serve basis and on direct payment basis to the cafeteria.

                                  Annexure -II

1)    Flooring            : 16" x 16" Ceramic tiles on the entire floor.

2)    Electrical work     : Supply up to the Distribution box will be given

3)    False Ceiling       : Gypsum board false ceiling will be provided

4)    Power Back Up       : 100% power back up will be provided to run AC's PCs,
                            Servers etc.. The consumables and diesel cost for which shall be borne by the user. (Direct supply of power from HT line with distribution board and separate meters for the said unit.)

5)    Air-conditioning    : The Air conditioning will be installed. The
                            maintenance of the AC (AMC) will be borne by "THE USER". (A/C should cater 108 personnel & equal number of PCs, should maintain 23(Degree) C + or -1 ambient Temp.

6)    Pantry              : Two pantries with a kitchen platform and a provision
                            for Aqua-Guard water connection will be provided.

7)    Toilet Blocks       : Two sets of gents and ladies toilet adjoining the
                            office area. with adequate water connections.

8)    Water supply        : 24 hours water supply

9) Designated secure parking facilities for 4 Nos. of four -wheeler & 15 Nos. Two wheelers.

10) Adequate fire warning alarm and protection systems will be provided in all common areas

11)   Elevators- Two nos of 13 passengers capacity each.

IN WITNESS WHEREOF the parties hereto have executed this agreement (in duplicate) the day and year first herein above written.

Signed, sealed and delivered by the
Parties in the presence of

                                    Shri Suresh Premchand Jain,

                                                           Owner

                                    Party of the first Part.





                                    For Cash Tech Solutions India Pvt. Ltd.





                                    Mr. R.N. lyer
                                    Managing Director
                                    Party of the Second Part.





Witnesses:
1. Sign
   Name
   Address



2. Sign
   Name
   Address

                                     BETWEEN

Mrs. Achla Saraogi

Age:Adult, Occ:Business, R/at:701,Tejash Apartments,No.7, South End Street, Kumar Park East, Bangalore-560001

                                      &
Mrs.Gargi Saraogi

Age:Adult, Occ:Business, R/at:701,Tejash Apartments,No.7,South End Street,Kumar Park East,Bangalore-560001

Hereinafter referred to as "THE LICENSORS " (which expressions unless repugnant to the context or meaning thereof shall mean and include present developer their successors, executors, administrators & assigns)

                                          ...         Party of the First Part;

                                       AND

M/S. CASH TECH SOLUTIONS INDIA PVT. LTD. THE LICENSEE A Company incorporated under the Companies Act, 1956 and having its registered office at 82, Arthur Villa, Gaothan Lane No.1, Andheri Mumbai-400 058 and Pune Office at "PRIDE PARMAR GALAXY" CTS No. 10 + 10/A, Cannought Road, Pune-411 001.

hereinafter called "THE LICENSEE" (which expression unless repugnant to the context or meaning thereof shall mean and include its director/s successors and assigns)
                                          ...        Party of the Second Part;

WHEREAS the party of the first part are the "LICENSORS" of and are, in pursuance of one of the objectives of its business, letting on rent the unit bearing No. 203 admeasuring a super built up area of 4000 sq.ft.. Situated on Second floor, in the building popularly known as "PRIDE

PARMAR GALAXY" constructed over CTS No. 10 + 10/A, Cannought Road, Pune-411 001,. (Hereinafter referred to as the "said unit " and more particularly described in the Schedule written hereunder.)

AND WHEREAS "THE LICENSEE" has approached "THE LICENSORS" for availing the services provided by them to lease the said unit.

AND WHEREAS in lieu of the discussions held between the parties, the parties herein have decided to excute these presents on the following terms and conditions.

NOW THEREFORE IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS UNDER :

1. "THE LICENSEE" shall be entitled to avail facilities and services made available by "THE LICENSORS " in the said unit viz. use of office areas, standby recourse to electricity from a Diesel Generating set and Air-conditioner, fixtures and fittings with telephone and internet connectivity up to the said unit (hereinafter referred to as the SERVICES) for 33 months starting from 1st October 2004.

     "THE LICENSORS " shall provide the D.G. Set, which has got the sufficient power to meet the requirement of the said unit (including A.C. load) as indicated in para 6.

2. "THE LICENSEE" shall pay to "THE LICENSORS " the basic monthly charges in the ratio of 50:50( viz. 50% to Mrs.Achla Saraogi & 50% to Mrs Gargi Saraogi.) the sum of Rs. 1,27,840/- ( One lakh twenty seven thousand eight hundred forty rupees only) payable in advance on or before 10th of every respective month mentioned hereinbefore (subject to TDS) for availing the SERVICES of the said Lease agreement with effect from 1st October 2004


3. "THE LICENSEE" during the Term of the Agreement, shall pay to "THE LICENSORS .an interest free Security Deposit of Rs.7,80,000, /-( Seven lakh eighty thousand only). in the ratio of 50:50( viz. 50% to Mrs Achla Saraogi. & 50% to Mrs Gargi Saraogi.)THE LICENSEE has already paid an amount, ofRs3,90,000/- each by vide Ch. Nos. 876951, & 876952 dt. 19/10/2004 drawn on Bank, ICICI Bank, Shivaji-Nagar branch at the time of execution of this agreement This interest free security deposit shall be refunded to "THE LICENSEE" after settling electricity, telephone bills and call charges or other dues, payments or charges payable by the "THE LICENSEE" under this agreement including any cost of repairs or replacements occasioned due to any damage to the "SAID UNIT" (including all "equipments, fixtures and fittings provided therein), if any, or on the termination of this Agreement and discontinuation of the availing of the services by "THE LICENSEE"

4. It is hereby agreed by and between the parties that there shall be an escalation in the monthly charges @ 15% on 15th Nov. 2006, whereas there shall be no escalation in the interest free Security Deposit paid by the "THE LICENSEE" to "THE LICENSORS".

5. The agreed service charges include P.M.C. taxes, parking charges (for 7 Four wheelers and 18 Two wheelers as per the parking plan annexed hereto) and 100% Generator back up and maintenance, repairs, housekeeping of common areas and common security.

6. "THE LICENSORS" will install the Air Conditioning system having air cool ductable type branded A.C. which will be commissioned and tested to meet the requirements of THE LICENSEE. The system will ensure 23 (degree) C + or - 1 ambient temperature to cater about 74 persons and equal no. of PCs.,50 servers and related IT structure. Separate 5 TR AC will be provided for the server area. The maintenance of the AC (AMC) will be born by "THE LICENSEE."

7. "THE LICENSEE" shall, during the Term of the Agreement, pay all actual charges for electricity consumed by "THE LICENSEE" payable in respect of the" SAID UNIT" by paying the bills raised by the MSEB on or before the due date indicated in such bills. However, "THE LICENSEE, upon payment of each such bill shall immediately submit a copy thereof to "THE LICENSORS " for its record.

8. The fixed monthly maintenance charges payable in respect of the SAID UNIT shall be borne by THE LICENSORS. These monthly maintenance charges include common area maintenance, repairs, lighting, security and house keeping of common areas. THE LICENSORS will also ensure to undertake all maintenance, lighting, security etc as aforesaid until the society or common organization is formed. Further all expenses in respect of formation of common organization shall be borne by THE LICENSORS.

9. "THE LICENSEE" shall pay the charges for actual utilization of the fax and Xerox facility, etc. if required by "THE LICENSEE", the charges thereof shall be at extra cost to THE LICENSEE as may be levied by "THE LICENSORS " from time to time.

10. "THE LICENSORS " shall, at extra cost, provide Reception and Operator Facility for the SAID UNIT, as and when required by "THE LICENSEE".

11. "THE LICENSEE", while availing the SERVICES, shall use the SAID UNIT including fixtures, fittings, equipment's therein with due care and caution and shall keep the same in good order and condition and shall compensate "THE LICENSORS " for any damages caused to the same other than normal wear and tear.

12. The layout approved by "THE LICENSEE" and " THE LICENSORS " shall be binding and final on both the parities. "THE LICENSEE" undertakes not to cut or remove any of the valves, ceilings, girders, roofs, floors of the SAID UNIT in order to make any structural additions or alterations to the SAID UNIT without written consent of "THE LICENSORS".

Any changes according to approved lay out in the said unit (including toilet and pantry areas) prior to the occupation would be undertaken by "THE LICENSORS" at their own cost.

13. Termination:

(a) It is hereby agreed between the parties that in case "THE LICENSEE" commits default in payment of the monthly charges to "THE LICENSORS", electricity charges to MSEB or causes any damage to the furniture, fixtures, fittings and equipment's within the SAID UNIT or defaults in payment of other dues under this Agreement, for a continuous period of 90 days or fails to comply with its covenants as mentioned herein, "THE LICENSORS" shall be entitled to terminate this Agreement by giving 30 days written notice to "THE LICENSEE," and on such termination/revocation being made, "THE LICENSEE" shall, within 30 days from the date of the receipt of the notice of such termination/revocation pay all the outstanding amount and remove all articles and things belonging to it from the SAID UNIT and stop availing the SERVICES. If "THE LICENSEE" fails to comply with any of such notice or fails to remove articles and things belonging to it or lying and being in the SAID UNIT and also remove itself there from, "THE LICENSORS" shall without being in any manner liable for any liability/damage or loss that may be caused, be permitted to remove the same and put their lock upon the SAID UNIT or otherwise induct any other person therein for availing the SERVICES or for any other purpose as may be deemed fit and proper by "THE LICENSORS".

(b) "THE LICENSEE" may terminate this Agreement only by giving six months prior written notice subject to 33 months lock-in period from both the parties. "THE LICENSORS shall not give any such notice for termination in lock in period.

(c) In the event where THE LICENSEE does not relinquish its use of the SAID UNIT on the expiry of the Term of the Agreement or its earlier termination notice period mentioned in (a) or

(b) above, without prejudice to the rights otherwise available to "THE LICENSORS" or obligations of THE LICENSEE to make various additional payments in pursuance hereof, THE LICENSEE shall be liable to pay double the amount of the monthly service charges payable in pursuance hereof during the period of such unlawful use of the SAID UNIT and availing of the SERVICES in lock -in period of 33 months applicable for the agreement.

14. Nothing herein contained shall be construed as creating any right, interest, easement, and tenancy in favour of "THE LICENSEE" in or over or upon the SAID UNIT other than the permissive right of availing the SERVICES hereby granted in this agreement.

15. "THE LICENSOR " shall pay the Municipal property tax in respect of the "SAID UNIT".

16. "THE LICENSEE" shall not store or keep in the SAID UNIT any articles or goods which may expose the SAID UNIT to undue danger of fire or any articles or goods of any objectionable or hazardous nature or the storing of which is likely to result in the enhancement of the insurance premium in respect of the SAID UNIT.

17. It will be the responsibility of " THE LICENSORS" to keep insured the said unit against the risk of fire, earthquakes etc. during the Term of the Agreement and, as such, it shall bear the cost of the insurance premium in respect of the SAID UNIT, EXCLUDING the furniture, computers, other articles and goods etc. brought by THE LICENSEE in the said unit for its own use and occupation.

18. It will be the responsibility of "THE LICENSORS" to provide sufficient water supply and M.S.E.B. power supply to the said unit as required and indicated in Para 6. "THE LICENSORS " shall provide all the facilities and amenities to THE LICENSEE listed in Annexure -II in this agreement.

19. If any person/s, during the Term of the Agreement, suffer/s any damage, injury or loss due to any act, deed or thing done by THE LICENSEE or due to any failure or neglect of THE LICENSEE caused or occasioned out of and in the course of availing the SERVICES, "THE LICENSORS" shall not be responsible in respect of any such damage, injury or loss.

20. THE LICENSEE shall not assign its rights under this agreement to any other person without the written consent of "THE LICENSORS". The activities that may be carried on by THE LICENSEE shall be restricted to those that correspond to its own business which shall be carried out in a lawful manner and in any event, THE LICENSEE shall not carry on any business or activity which could be construed as illegal or might contravene with any law, rules, regulations of any government or otherwise, which might constitute any disturbance, nuisance or annoyance to others.

21. THE LICENSORS shall also ensure through the Promoters and Developers starting of a cafeteria on the top terrace of the said building. THE LICENSEE & its staff members will be entitled to avail the services on first come first served basis. The food services to be availed by the staff members will be on direct payment basis to the Cafeteria.

22. THE LICENSEE shall, while availing the SERVICES, at its cost and expense, maintain and keep the SAID UNIT in good conditions and repair.

23. The expenses for the common areas in the said building such as electricity charges, D.G. Backup (running & maintenance charges for common areas) shall be borne by the society or common organisation (on formation of the same).

24. Neither party hereto shall be liable for any breach or non performance of any of the covenants and agreements on its part resulting from or caused by reason of on account of any circumstances beyond its control including expressly (but without prejudice to the generality of the foregoing) war, strike or lock-outs of workmen, riots or civil commotion, rule, regulation or legislation of Government, Act of God, enemies of State or any inevitable accident.

25. THE LICENSORS shall be entitled to sell, transfer the SAID UNIT to any prospective purchaser and in such case the prospective purchaser shall abide by the terms and conditions of this agreement.

26. "THE LICENSEE" shall strictly follow the rules and regulations of the "COMMON ORGANISATION" on its formation.

27. "THE LICENSORS " shall arrange to provide a connection to a common DG set to be maintained and operated by the said "COMMON ORGANIZATION" provided that the running charges shall be borne by the "THE LICENSEE". The D.G. Set running charges shall be calculated on the basis of the carpet area of the unit held by each user/occupant in the said building. (Diesel, maintenance of D.G. set & operator)

28. Any dispute arising out of this Agreement or by and between the parties to this Agreement shall be referred to a Sole Arbitrator in accordance with the Arbitration and Conciliation Act, 1996 and amendments thereof. The proceedings of Arbitration shall be held in Pune in English.

29. THE LICENSOR shall pay a stamp duty and registration charges as applicable for same for the said unit.

                                  Annexure -II

1)    Flooring:          16" x 16" Ceramic tiles on the entire floor.

2)    Electrical work:   Supply unto the Distribution box will
                         be given

3)    False Ceiling:     Gypsum board false ceiling will be provided

4)    Power back up:     100% power back up will be provided to run ACs PCs,
                         Servers etc.. The consumables and diesel Cost for which shall be borne by THE LICENSEE. (Direct supply of power from HT line with distribution board and separate meters for the said unit. )

5)    Air-conditioning:  The Air conditioning will be installed. The Maintenance of the AC (AMC) will be borne by the User. (A/C should cater 74 personnel & equal number of PCs., 50 servers and should maintain 23(degree) C + or - 1 ambient Temp.)

6)    Pantry:            one pantries with a kitchen platform and a Provision
                         for Aqua-Guard water connection will be Provided.

7)    Toilet Blocks:     One set of gents and ladies toilet adjoining the Office
                         area. With adequate water connections, Standard equipment like mirrors, soap Dispensers, toilet paper/hand towel holders etc.

8)    Telephone and Internet connectivity up to the said unit.

9)    Water supply:      24 hours water supply

10) Designated secure parking facilities for 7 four -wheeler and 18 two wheelers will be provided (according attached layout for the same).

11) Adequate fire warning alarm and protection systems will be provided in all common areas.

12)   Elevators- Two nos of 13 passengers capacity each.

IN WITNESS WHEREOF the parties hereto have executed this Leave and licence agreement (in duplicate) the day and year first herein above written.

Signed, sealed and delivered by the
Parties in the presence of

                                                               Mrs.Achla Saraogi

                                                              Mrs. Gargi Saraogi
                                                         Party of the first Part
                                                                   THE LICENSORS

                                         For Cash Tech Solutions India Pvt. Ltd.

                                                                   Mr. R.N. lyer
                                                               Managing Director
                                                        Party of the Second Part
                                                                    THE LICENCEE


Witnesses:

1. Sign
   Name
   Address.


2. Sign
   Name
   Address

                                     BETWEEN

Shilpa Herb Med Pvt. Ltd.

Having its registered office at Flat No.4, Bldg. No.6 ,Atur Park
Co-operative Housing  Society,5, Koregaon Park Road , Pune-1
Through its Director Mrs. Sarita Ram Keswani
Age: Adult, Occ: Business, R/at:A303,Preeti Apartments, Near Bajaj Showroom, Near Mumbai-Pune Road,Pune - 411 003.

Hereinafter referred to as "THE LICENSORS " (which expression unless repugnant to the context or meaning thereof shall mean and include present developer their successors, executors, administrators & assigns)
                                                ... Party of the First Part;

                                       AND

M/S. CASH TECH SOLUTIONS INDIA PVT. LTD. THE LICENSEE
A Company incorporated under the Companies Act, 1956 and having its registered office at 82, Arthur Villa, Gaothan Lane No.1, Andheri Mumbai-400 058 and Pune Office at "PRIDE PARMAR GALAXY" CTS No. 10 + 10/A, Cannought Road, Pune-411 001.

hereinafter called "THE LICENSEE" (which expression unless repugnant to the context or meaning thereof shall mean and include its director/s successors and assigns)
                                            ... Party of the Second Part;

WHEREAS the party of the first part are the "LICENSORS" of and are, in pursuance of one of the objectives of its business, letting on rent the unit bearing No. 205 & 206 admeasuring a super built up area of 4245 sq.ft. Situated on Second floor, in the building popularly known as "PRIDE PARMAR GALAXY" constructed over CTS No. 10 + 10/A, Cannought Road,

Pune-411 001,. (Hereinafter referred to as the "said unit " and more particularly described in the Schedule written hereunder.)

AND WHEREAS "THE LICENSEE" has approached "THE LICENSORS" for availing the services provided by them to lease the said unit.

AND WHEREAS in lieu of the discussions held between the parties, the parties herein have decided to execute these presents on the following terms and conditions.

NOW THEREFORE IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS UNDER:

1. "THE LICENSEE" shall be entitled to avail facilities and services made available by "THE LICENSORS" in the said unit viz. use of office areas, standby recourse to electricity from a Diesel Generating set and Air-conditioner, fixtures and fittings with telephone and internet connectivity up to the said unit (hereinafter referred to as the SERVICES) for 33 months starting from 1st October 2004.

"THE LICENSORS " shall provide the D.G. Set, which has got the sufficient power to meet the requirement of the said unit (including A.C. load) as indicated in para 6.

2. "THE LICENSEE" shall pay to "THE LICENSORS " the basic monthly charges in the sum of Rs. 1,35,840 /- ( One lakh thirty four thousand eight hundred forty rupees only) payable in advance on or before 10th of every respective month mentioned hereinbefore (subject to TDS) for availing the SERVICES of the said Lease agreement with effect from 1st October 2004

3. "THE LICENSEE" during the Term of the Agreement, shall pay to "THE LICENSORS ..an interest free Security Deposit of Rs8,00,000, /-( Eight lakh only). THE LICENSEE has already paid this amount, by vide Ch. No. 34993, dt. 19/10/2004, drawn on Bank, ICICI Bank, Andheri branch at the time of execution of this agreement. This interest free security deposit shall be refunded to "THE LICENSEE" after settling electricity, telephone bills and call charges or other dues, payments or charges payable by the "THE LICENSEE" under this agreement including any cost of repairs or replacements occasioned due to any damage to the "SAID UNIT" (including all equipments, fixtures and fittings provided therein), if any, or on the termination of this Agreement and discontinuation of the availing of the services by "THE LICENSEE".

4. It is hereby agreed by and between the parties that there shall be an escalation in the monthly charges @ 15% on l5th Nov. 2006, whereas there shall be no escalation in the interest free Security Deposit paid by the "THE LICENSEE" to "THE LICENSORS".

5. The agreed service charges include P.M.C. taxes, parking charges (for 4 Four wheelers and 16 Two wheelers as per the parking plan annexed hereto) and 100% Generator back up and maintenance, repairs, housekeeping of common areas and common security.

6. "THE LICENSORS" will install the Air Conditioning system having air cool ductable type branded A.C. which will be commissioned and tested to meet the requirements of THE LICENSEE. The system will ensure 23 (degree) C + or - 1 ambient temperature to cater about 77 persons and equal no. of PCs. and related IT structure. The maintenance of the AC (AMC) will be born by "THE LICENSEE."

7. "THE LICENSEE" shall, during the Term of the Agreement, pay all actual charges for electricity consumed by "THE LICENSEE" payable in respect of the" SAID UNIT" by paying the bills raised by the MSEB on or before the due date indicated in such bills. However, "THE LICENSEE, upon payment of each such bill shall immediately submit a copy thereof to "THE LICENSORS" for its record.

8. The fixed monthly maintenance charges payable in respect of the SAID UNIT shall be borne by THE LICENSORS. These monthly maintenance charges include common area maintenance, repairs, lighting, security and house keeping of common areas. THE LICENSORS will also ensure to undertake all maintenance, lighting, security etc as aforesaid until the society or common organization is formed. Further all expenses in respect of formation of common organization shall be borne by THE LICENSORS.

9. "THE LICENSEE" shall pay the charges for actual utilization of the fax and Xerox facility, etc. if required by "THE LICENSEE", the charges thereof shall be at extra cost to THE LICENSEE as may be levied by "THE LICENSORS" from time to time.

10. "THE LICENSORS" shall at extra cost, provide Reception and Operator Facility for the SAID UNIT, as and when required by "THE LICENSEE".

11. "THE LICENSEE", while availing the SERVICES, shall use the SAID UNIT including fixtures, fittings, equipment's therein with due care and caution and shall keep the same in good order and condition and shall compensate "THE LICENSORS" for any damages caused to the same other than normal wear and tear.

12. The layout approved by "THE LICENSEE" and " THE LICENSORS" shall be binding and final on both the parities. "THE LICENSEE" undertakes not to cut or remove any of the valves, ceilings, girders, roofs, floors of the SAID UNIT in order to make any structural additions or alterations to the SAID UNIT without written consent of "THE LICENSORS". Any changes according to approved lay out in the said unit (including toilet and pantry areas) prior to the occupation would be undertaken by" THE LICENSORS" at their own cost.

13. Termination:

(a) It is hereby agreed between the parties that in case "THE LICENSEE" commits default in payment of the monthly charges to "THE LICENSORS", electricity charges to MSEB or causes any damage to the furniture, fixtures, fittings and equipment's within the SAID UNIT or defaults in payment of other dues under this Agreement, for a continuous period of 90 days or fails to comply with its covenants as mentioned herein, "THE LICENSORS" shall be entitled to terminate this Agreement by giving 30 days written notice to "THE LICENSEE," and on such termination/revocation being made, "THE LICENSEE" shall, within 30 days from the date of the receipt of the notice of such termination/revocation pay all the outstanding amount and remove all articles and things belonging to it from the SAID UNIIT and stop availing the SERVICES. If "THE LICENSEE" fails to comply with any of such notice or fails to remove articles and things belonging to it or lying and being in the SAID UNIT and also remove itself there from, "THE LICENSORS " shall, without being in any manner liable for any liability/damage or loss that may be caused, be permitted to remove the same and put their lock upon the SAID UNIT or otherwise induct any other person therein for availing the SERVICES or for any other purpose as may be deemed fit and proper by "THE LICENSORS ".

(b) "THE LICENSEE" may terminate this Agreement only by giving six months prior written notice subject to 33 months lock-in period from both the parties. "THE LICENSORS shall not give any such notice for termination in lock in period.

(c) In the event where THE LICENSEE does not relinquish its use of the SAID UNIT on the expiry of the Term of the Agreement or its earlier termination notice period mentioned in (a) or (b) above, without prejudice to the rights otherwise available to "THE LICENSORS "or obligations of THE LICENSEE to make various additional payments in pursuance hereof, THE LICENSEE shall be liable to pay double the amount of the monthly service charges payable in pursuance hereof during the period of such unlawful use of the SAID UNIT and availing of the SERVICES in lock-in period of 33 months applicable for the agreement.

14. Nothing herein contained shall be construed as creating any right, interest, easement, and tenancy in favour of "THE LICENSEE" in or over or upon the SAID UNIT other than the permissive right of availing the SERVICES hereby granted in this agreement.

15. "THE LICENSOR " shall pay the Municipal property tax in respect of the "SAID UNIT".

16. "THE LICENSEE" shall not store or keep in the SAID UNIT any articles or goods which may expose the SAID UNIT to undue danger of fire or any articles or goods of any objectionable or hazardous nature or the storing of which is likely to result in the enhancement of the insurance premium in respect of the SAID UNIT.

17. It will be the responsibility of "THE LICENSORS" to keep insured the said unit against the risk of fire, earthquakes etc. during the Term of the Agreement and, as such, it shall bear the cost of the insurance premium in respect of the SAID UNIT, EXCLUDING the furniture, computers, other articles and goods etc. brought by THE LICENSEE in the said unit for its own use and occupation.

18. It will be the responsibility of "THE LICENSORS" to provide sufficient water supply and M.S.E.B. power supply to the said unit as required and indicated in Para 6. "THE LICENSORS " shall provide all the facilities and amenities to THE LICENSEE listed in Annexure -II in this agreement.

19. If any person/s, during the Term of the Agreement, suffer/s any damage, injury or loss due to any act, deed or thing done by THE

LICENSEE or due to any failure or neglect of THE LICENSEE caused or occasioned out of and in the course of availing the SERVICES, "THE LICENSORS "shall not be responsible in respect of any such damage, injury or loss.

20. THE LICENSEE shall not assign its rights under this agreement to any other person without the written consent of "THE LICENSORS ". The activities that may be carried on by THE LICENSEE shall be restricted to those that correspond to its own business which shall be carried out in a lawful manner and in any event, THE LICENSEE shall not carry on any business or activity which could be construed as illegal or might contravene with any law, rules, regulations of any government or otherwise, which might constitute any disturbance, nuisance or annoyance to others.

21. THE LICENSORS shall also ensure through the Promoters and Developers starting of a cafeteria on the top terrace of the said building. THE LICENSEE & its staff members will be entitled to avail the services on first come first served basis. The food services to be availed by the staff members will be on direct payment basis to the Cafeteria.

22. THE LICENSEE shall, while availing the SERVICES, at its cost and expense, maintain and keep the SAID UNIT in good conditions and repair.

23. The expenses for the common areas in the said building such as electricity charges, D.G. Backup (running & maintenance charges for common areas) shall be borne by the society or common organisation (on formation of the same).

24. Neither party hereto shall be liable for any breach or non performance of any of the covenants and agreements on its part resulting from or caused by reason of on account of any circumstances beyond its control including expressly (but without prejudice to the generality of the foregoing) war, strike or lock-outs of workmen, riots or civil commotion, rule, regulation or legislation of Government, Act of God, enemies of State or any inevitable accident.

25. THE LICENSORS shall be entitled to sell, transfer the SAID UNIT to any prospective purchaser and in such case the prospective purchaser shall abide by the terms and conditions of this agreement.

26. "THE LICENSEE" shall strictly follow the rules and regulations of the "COMMON ORGANISATION" on its formation.

27. "THE LICENSORS " shall arrange to provide a connection to a common DG set to be maintained and operated by the said "COMMON ORGANIZATION" provided that the running charges shall be borne by the "THE LICENSEE". The D.G. Set running charges shall be calculated on the basis of the carpet area of the unit held by each user/occupant in the said building. (Diesel, maintenance of D.G. set & operator)

28. Any dispute arising out of this Agreement or by and between the parties to this Agreement shall be referred to a Sole Arbitrator in accordance with the Arbitration and Conciliation Act, 1996 and amendments thereof. The proceedings of Arbitration shall be held in Pune in English.

29. THE LICENSOR shall pay a stamp duty and registration charges as applicable for same for the said unit.

                                  Annexure -II

1) Flooring:         16" x 16" Ceramic tiles on the entire floor.

2) Electrical work:  Supply unto the Distribution box will be given

3) False Ceiling:    Gypsum board false ceiling will be provided

4) Power back up:    100% power back up will be provided to run ACs PCs, Servers etc.. The consumables and diesel Cost for which shall be borne by THE LICENSEE. (Direct supply of power from HT line with distribution board and separate meters for the said unit.)

5) Air-conditioning: The Air conditioning will be installed. The Maintenance of the AC (AMC) will be borne by the User. (A/C should cater 77 personnel & equal number of PCs, and should maithtain 23(degree) C + or -1 ambient Temp.)

6) Pantry:           one pantries with a kitchen platform and a Provision for
                     Aqua-Guard water connection will be Provided.

7) Toilet Blocks:    One set of gents and ladies toilet adjoining the Office
                     area. A second toilet block suitably modified for your usage adjoining the Office block with adequate water connections, Standard equipment like mirrors, soap
                     Dispensers, toilet paper/hand towel holders etc.

8) Telephone and Internet connectivity up to the said unit.

9) Water supply:     24 hours water supply

10) Designated secure parking facilities for 4 four -wheeler and 16 two wheelers will be provided (according attached layout for the same).

11) Adequate fire warning alarm and protection systems will be provided in all common areas.

12) Elevators- Two nos of 13 passengers capacity each.

IN WITNESS WHEREOF the parties hereto have executed this Leave and licence agreement (in duplicate) the day and year first herein above written.

Signed, sealed and delivered by the
Parties in the presence of

                                                  For Shilpa Herb Med Pvt. Ltd.


                                                        Mrs. Sarita Ram Keswani

                                                                       Director

                                                        Party of the first Part

                                                                  THE LICENSORS


                                        For Cash Tech Solutions India Pvt. Ltd.


                                                                  Mr. R.N. Iyer

                                                              Managing Director

                                                      Party of the Second Part.

                                                                   THE LICENCEE


Witnesses:

1. Sign
   Name
   Address.


2. Sign
   Name
   Address


                                                                THE
                                                                EXECUTIVE CENTRE
                                                                SINGAPORE


Licence Agreement
Agreement Date:                17/12/2002
Agreement No.:                 TEC/1509/1202
-------------------------------------------------------------     ----------------------------------------------------------------
TEC - Registered Address                                          Client - Registered Address
-------------------------------------------------------------     -------------------------------- -------------------------------
The Executive Centre Singapore Pte Ltd                            Company Name:                    CashTech Asia Pte Ltd
Level 14 & 15 Prudential Tower
30 Cecil Street Singapore 049712                                  Contact:                         Mr Anselm De Souza

                                                                  Address                          5 Shenton Way #09-08     UIC
                                                                                                   Buiding Singapore 068808

                                                                  Telephone:                       (0) 6372 3123 (F) 6227 9633

The Centre  - Business Address                                    Client - Invoicing Address (if different from above)
-------------------------------------------------------------     ------------------------------------ ---------------------------
The Executive Centre Singapore Pte Ltd                            Company Name:
Level 14 & 15 Prudential Tower
30 Cecil Street Singapore 049712                                  Contact:

                                                                  Address:

                                                                  Telephone:

Additional Provisions (The Unit)                                  Special Provisions (the Unit)
-------------------------------------------------------------     ----------------------------------------------------------------
Photocopy Machine (in-room) S$150/mth waived.                     Rental for phone sets/lines and
                                                                  leased lines for 4 persons
                                                                  waived. Option to renew for a
                                                                  further 3 to 6 months at the
                                                                  same rental.
------------------------------- -----------------------------     ----------------------------------------------------------------
Unit(s):                        Suite 15-09                       Inventory
-------------------------------------------------------------     ----------------------------------------------------------------
                                                                  The Client shall have the
                                                                  right to use the items in
                                                                  the Accommodation
                                                                  specified in the following
                                                                  inventory:
------------------------------- -----------------------------     ----------------------------------------------------------------
Deposit                         S$5,360.00                        Four (4) sets of desk, desk pedestal, c/w keys director chairs,
Monthly License Fee             S$2,680.00                        filing cabinet and waste paper baskets.
------------------------------- -----------------------------     ----------------------------------------------------------------
In respect of the agreed services on behalf of The
Executive Centre S'pore Pte Ltd
-------------------------------------------------------------
License Fee as per calendar month + Prevailing GST Rate
------------------------------- -----------------------------
Commencement Date               13/01/03  (dd/mm/yy)
Expiry Date                     12/04/03  (dd/mm/yy)
-------------------------------------------------------------
Non-Renewal: A written notice of one (1) month shall be made from the Client to the Centre for any intent to cease further renewal of the term. In the event that no written notice whatsoever is received within a period of one (1) month or more before the expiration of the term it shall be deemed that the Licensee will continue to renew it's lease for a maximum term of only one (1) month at a rent to be mutually agreed.
-------------------------------------------------------------
For and on behalf of TEC                                          For and on behalf of the Client
------------------------------- -----------------------------     ------------------------------------ ---------------------------
Name (printed):                 Patricia Loh                      Name (printed):                      Mr. Anselm De Souza
------------------------------- -----------------------------     ------------------------------------ ---------------------------
Title:                          Manager                           Title:                               Regional Director
------------------------------- -----------------------------     ------------------------------------ ---------------------------
Signature:                                                        Signature:
------------------------------- -----------------------------     ------------------------------------ ---------------------------

The License Agreement (hereafter LA) is made between the Client whose name appears in the abovementioned (hereafter "Client") and the Centre (hereafter "TEC"). The Client hereby confirms that the Client has read and understood the terms and conditions overleaf and agrees to be bound thereby and TEC agrees to provide the services and facilities as mentioned overleaf.

--------------------------------------------------------------------------------
                              TERMS AND CONDITIONS
--------------------------------------------------------------------------------


FACILITIES AND SERVICES

1. In consideration of the payment by the Client specified overleaf, TEC permits the Client to share with TEC the use of the Unit(s).

2. TEC agrees to provide the Unit(s) from the Term Commencement Date specified overleaf until determined in accordance to the provisions of this Agreement.

3.   Office services

     (a) TEC provides the following office services during normal opening hours:

          |X|  Fully furnished office suites
          |X|  Initial Parking
          |X|  Receptionist, waiting area and cafe
          |X|  Self Service refreshments (coffee and tea)
          |X|  24-hour access and utilities
          |X|  Building Management Fees
          |X|  Daily cleaning service
          |X|  Voicemail
          |X|  Air-conditioning (office hours) and
          |X| Personalised telephone answering under Electricity Client's company name

     (b) The following services are available in accordance to our published rates from time to time.

          |X|  Secretarial services
          |X|  Facsimile
          |X|  Telephone handsets, line and usage
          |X|  Office Supplies
          |X|  Courier services
          |X|  Meeting and conference rooms
          |X|  Travel arrangements
          |X|  Mail handling
          |X|  Translations
          |X|  Video conferencing
          |X|  Food and beverage services
          |X|  ISDN
          |X|  Car parking
          |X|  Internet leased line acccess
          |X|  Photocopying
          |X| Other services that may be provided by TEC to the client |X| Messaging

PAYMENT, DURATION AND TERMINATION

4. The client shall, for the duration of this Licence on the first working day of each calendar month, pay to TEC whether demanded or not (and by monthly direct debit if required) the Licence Fee as specified overleaf the first proportionate payment to be made on the signing of this Agreement in respect of the period from the Term Commencement Date. TEC reserves the right to demand from the Client to vacate the Unit(s) immediately if the Licence fee is not paid on the first working day of each month.

5.   The client shall:

     (a) Pay on demand to TEC (by monthly direct debit if required) the changes made by TEC from time to time for all voice and data telecommunication services relating to the Unit(s) and for the use of facsimile, photocopying, secretarial word-processing, conference facilities, internet facilities, car parking and other services in the Centre of which use is incurred by the Client.

     (b) Pay to TEC interest at the rate of 4% per annum above the base rate from time to time on any sum payable under this Agreement which remains unpaid for seven (7) days from the due date such interest to be calculated from the due date to the date of payment.

     (c) Pay all sums due to TEC under this Licence without any deduction or set off.

     (d) Pay all bank charges, exchange rate differences, currency adjustments and other such charges related to rental and services.

     (e) Any amount payable by the Client under this Licence will be exclusive of GST. If any supply made by TEC under this Licence (including supply of the right to occupy the Unit(s) and the supply of the general services or any other rights, goods, services, benefits or other things) is a "Taxable Supply", TEC must provide the Client with a valid invoice usable for taxation purposes (Tax Invoice) and the Client must pay an additional amount to TEC which:

               [I] Is equal to the consideration payable by the Client for relevant supply multplied by the prevailing GST rate.

               [II] is payable at the same time and in the same manner as the consideration for the supply to which the additional amount relates;

6. Deposit

     (a) The client has paid to TEC the Deposit specified overleaf ("the Deposit") as security against all obligations entered into by the Client in this Agreement such Deposit to be returned to the Client within thirty days of the expiry of this Licence provided that the Client has complied with its obligations under this Licence and subject to the deduction of an amount in respect of any damage and the cost of returning the Unit(s) and the terms on the Inventory to the same condition as they were in at the commencement of the term fair wear and tear excepted.

     (b) If the cost of the monthly services provided to the Client by TEC from time to time exceeds 50% of the Deposit, if required by TEC the Client shall increase the Deposit by up to 50% of such sum on demand.

     (c) in the event of any withdrawal from the Deposit by TEC due to any default of the Client the Client shall replace any such sum withdrawn within 14 days of being notified of such withdrawal.

7.   Upon the termination of this Licence.

     (a) The Client shall be entitled to pay for and TEC shall then provide for the benefit of the Client TEC's Virtual Office Service [details of which have been provided to the Client prior to the signing of this Licence on the terms and at the rate then applicable for a period of 3 months from the termination [ ] TEC shall be entitled to deduct any costs due and owing to TEC in respect of the provision of [ ] service from the Deposit.

     (b) If the client does not enter into TEC's Virtual Office Service the Client's direct tel. nos. will be cancelled and any post received on behalf of the Client shall be held at the Centre for a period of two weeks and thereafter (at the discretion of TEC) shall be returned to the sender.

     (c) Notice of non-renewal or option to renew must be done in writing not less than two months to TEC. In the event of prenature termination of Licence the Client shall be required to serve it's written intent of not less than two month's and the Deposit will thus be forfeited regardless of the un-expired period and outstanding invoices, if any, must be paid.

8. This Licence may be terminated forthwith in the event of any breach of the obligations on part of the Client. TEC shall be entitled (but not obliged) to retain any furniture, personal effects of other belongings of the Client until all arrears owed to TEC have been paid or other loss made good and in the event of non-payment within 14 days TEC shall be entitled to dispose of any goods retained in settlement of any arrears and any costs of disposal.

9. All outgoing [ DD calls and international faxes will be charged at Singapore Telecoms' standard corporate rates. All incoming/outgoing local calls are free. For the exception of outgoing faxes, incoming faxes is subject to S$0.30 per paper.

10. Each office suite is designed with a leased line data point for high speed and instant connectivity providing unlimited internet access time. The monthly faxed subscription is S$150.00 p/line per user.

11. Any works and/or services for the change and/or introduction of additional power points and/or additional communication equipment/line will be subject to the levies by TEC in addition to the charges by Singapore Telecoms' rates plus any GST levied.

12. Monthly line installation inclusive of rental charges for telephone phonesets is S$100 each. Private additional direct line(s) from Singapore Telecom and/or analog connection from the centre for any telephone, facsimile or ISDN line will be charged at cost + S$150.00 per line per month - where applicable.

13. A one time charge* of S$180.00 per suite, being the cost of signage at the subject premised office (glass door excludes).

14. A nominal monthly surcharge of S$150.00 will be imposed in the event if the tenant incorporates a private copier machine within the said subject premised Fax [__] copier machine is subject to a monthly charge of S$180.00.

CLIENT'S RIGHTS AND RESPONSIBILITIES

15.  The Client shall be entitled:

     (a) To use (in common with other Clients of the Centre) the sanitary facilities provided

     (b)  To have access to the Unit(s) 24 hours a day, each day of the year

16.  The Client shall not:

     (a) Impede or interfere with TEC's right of possession and control of the Unit(s)

     (b) Use the Unit(s) otherwise than for the Client's business and in any event shall not permit the Unit(s) to be used for any illegal activity

     (c) Install in the Unit(s) any furniture or equipment without prior written approval of TEC

     (d)  Alter the Unit(s), its partitioning or any fixtures or fittings

     (e) Solicit or attempt to solicit directly and/or indirectly door-to-door sales of business within the centre's premises without prior written consent consistent with TEC's obligations to provide peaceful possession of the premised to other clients

     (f) Interfere with the conduct of TEC's business and during the period of this Licence and for six months thereafter shall not offer employment to or hire directly or indirectly any staff of TEC. Without prejudice to any rights or remedies that TEC may have for any breach of the foregoing if the Client shall employ directly or indirectly any member of TEC's staff during such period the Client shall pay to TEC within 7 days of the said member of staff commencing his or her new employment or hire a recruitment fee equal to 50% of the said first year gross salary or hire costs including guaranteed bonuses or benefits in kind

     (g) Damage any of the decorations, fixtures and fittings or other equipment in the Unit(s)

     (h) Be entitled to any compensation as a result of any failure or data security or computer systems or as a result of TEC failing to provide any of the services in accordance to this Licence as a result of any breakdown or strike or delay or failure of any staff, manager or caretaker to perform their duties.

     (i) Use any services in the Unit(s) other than those offered by TEC. TEC shall be entitled to bar the use of any telephone numbers that permit the client to bypass TEC's service providing national and international call connections and the Client agrees not to use any third party for the provision of such services, unless otherwise agreed and/or approved by TEC in writing

17.  The Client shall:

     (a) Observe and adhere to all rules and regulations from time to time made by TEC for the management of the Unit(s)

     (b) Vacate the Unit(s) on the expiry of this Licence. The Unit(s) must be left in the same condition as it was/were found at the beginning of the Term damage by fair wear and tear excepted. TEC does not accept any responsibility for any item of furniture personal effects or other belongings left in the Unit(s) and has the right to dispose of such property, the cost of such disposal being the responsibility of the Client

     (c) On the expiry of this Licence to return to TEC all keys and other means of access to the Unit(s) and the Centre and whenever any key or other means of access is lost to report such loss forthwith to TEC and to pay on demand the cost of replacing such key or other means of access and the cost of replacing any lock changed by TEC

     (d) Indemnify TEC and its respective officers, employees and agents, from all claims, liability or loss and all damages and costs incurred by TEC which arise out of the use of the Unit(s) by the client. The Client shall maintain adequate insurance against all such risks

     (e) TEC is not responsible for the theft of or damage to any equipment, chattels or goods whilst the Client is a tenant of TEC. Further, the Client shall immediately notify the Licensor of any damage, accident or defects to or in the Unit(s) or any theft loss of keys cards belongings to the Unit(s), Premises or Building

OWNER'S RIGHTS AND RESPONSIBILITIES

18.  TEC shall:

     (a) Keep the sanitary facilities in the Centre in working order and properly cleaned and equipped

     (b) Keep the Unit(s) adequately and provide reception and switchboard services during normal opening hours, which shall mean between 08:30 and 18:00 hours Monday to Friday (official public holidays excluded).

     (c) Not be under liability for failure to have any of the Centre facilities available for the Client because of use by any other person within the Centre and TEC shall not be liable to the Client if for any temporary reason the Client shall be unable to obtain access to the Unit(s)

     (d) Have the rights at any time to enter the Unit(s) to inspect it, to provide services, to make repairs and alterations and provide cleaning

     (e) Terminate this Licence without notice where the Client demonstrates blatant and consistent disregards and/or ignorance to any house rules clauses provisos stipulated in the agreement granted repeated notices to comply, is declared bankrupt or insolvent by the Courts of Singapore; is associated and/or found with criminal activities and/or records; and/or is caught using the Unit(s) for unethical purposes.

GENERAL

19.  This Licence is personal to the Client and is not assignable

20. All notices must be in writing. Notices to the Client will be considered if handed personally to one of the Client's staff at the Unit(s). Notices to TEC will be served if mailed by registered or recorded mail, postage prepaid, to TEC at TEC's address shown overleaf, or such other address as TEC shall designate to the Client in writing.

21. The invalidity or unenforceability of any provision of this Agreement shall not affect or impair the validity of any other provision. No waiver of any default of the Client shall be implied from any failure by TEC to take action with respect to such default.

22. Where the client comprises more than one individual such individuals shall be jointly and severally liable to observe and perform the Client's obligations under this Agreement.

23. This Agreement supersedes any prior agreement and embodies the entire agreement between the Client and TEC and may not be modified, changed or altered in any way except as agreed by both parties in writing. This Agreement shall be interpreted and enforced in accordance with the national, regional, and local laws in which the Centre is located.



The Client confirms having read and agreed to all the terms and condition stipulated above

Company Registration Number:  200004066E

Internal Memo

To:   Mr. Raj Subramaniam
      CashTech Asia Pte. Ltd.

C/o:  Ms. Shelly Leong

From: Ms. Rachel Pak

Cc:   Accounts

Date: 26 October 2004

Re:   Lease Extension - Suite No 9 on Level 15


--------------------------------------------------------------------------------

Dear Shelly

This letter serves to re-confirm your office renewal lease has commenced for a further of 6 months from 1st August 2004 - 31st January 2005 at the same monthly gross rent. This license agreement was signed dated on 28th January 2004.

The signed agreement shall automatically roll over for successive periods equal to the first period unless either party gives written notice to terminate 2 months prior to the end of the current license period. However, prior to the next renewal date, the client reserves the right to re-negotiate the period term with a given notice of 1 month to TEC.

All other covenants and provisions stipulated in the duly signed agreement dated 17th December 2002, shall remain status quo.

Thank you very much for your continuing support and I look forward to fostering a closer business relationship with everyone in CashTech Asia Pte. Ltd. hereon.


Sincerely yours                           Acknowledgment by:


-----------------------                   -------------------------
Rachel Pak                                Mr. Raj Subramaniam
Manager                                   Director